Exhibit 10.1

NOTE PURCHASE AGREEMENT

THIS NOTE PURCHASE AGREEMENT, dated as of August 16, 2007, is entered into by and between PSPP HOLDINGS, INC., a Nevada corporation, with headquarters located at 3425 Ocean Park Boulevard, Suite 107, Santa Monica, California 90405 (the “Company”), and Kyle Gotshalk (the “Payee”).

WITNESSETH:

WHEREAS, the Payee wishes for the Company to execute and deliver a secured promissory note in the amount as setforth in the Note, in favor of the Payee in the form attached hereto as Exhibit A (the “Note”);

WHEREAS, in order to induce the Company to execute and deliver the Note, the Payee desires to enter into this Note Purchase Agreement and make the representations and warranties to the Company contained herein.

NOW THEREFORE, in consideration of the premises and representations contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. AGREEMENT TO ISSUE; INVALIDITY OF NOTE; THIRD-PARTY BENEFICIARY.

(a) Note Issuance. The Company agrees to execute and deliver the Note in consideration for, and subject to, the representations and warranties made by Payee below as well as the Payee’s covenants set forth in the Note.

(b) Invalidity of Note. The Note shall be of no force and effect if any of such representations and warranties is found to be materially inaccurate at anytime on or before the maturity date of the Note.

(c) Third-Party Beneficiary. The parties hereto intend that the Wilcox Family Limited Partnership be a third-party beneficiary of this Note Purchase Agreement.

2. REPRESENTATIONS AND WARRANTIES OF THE PAYEE.

The Payee represents and warrants to the Company that:

(a) The Series A Preferred Stock. The 1,000,000 shares of Series A preferred stock (the “Series A Preferred Shares”) that the Company agreed to issue to the Wilcox Family Limited Partnership as partial consideration for eSafe, Inc. are duly authorized and, when issued to the Wilcox Family Limited Partnership, will be duly and validly issued, fully paid and non-assessable. The Company’s board of directors previously passed a resolution resolving that the 1,000,000 shares of Series A Preferred Shares include the rights of conversion into 51% of the Company’s outstanding common stock as of the date executed. The Series A Preferred Shares constitute all of the authorized Series A preferred stock. There is no other series of Company preferred stock or any other security of the Company, other than the Note contemplated hereby, that has any rights senior to the Series A Preferred Stock.

(b) Reporting Company Status. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary other than those jurisdictions in which the failure to so qualify would not have a material and adverse effect on the business, operations, properties, prospects or condition (financial or otherwise) of the Company. The Company has registered its common stock pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the common stock is quoted on the Over-the-Counter Bulletin Board.

(c) SEC Documents, Financial Statements. The common stock of the Company is registered pursuant to Section 12(g) of the Exchange Act and the Company has filed on a timely basis all reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to Section 13(a) or 15(d) (all of the foregoing including filings incorporated by reference therein being referred to herein as the "SEC Documents").

As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Act or the Exchange Act as the case may be and the rules and regulations of the SEC promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(d) Rule 144 Sales of PSPP Stock. No shares of PSPP common stock have been sold pursuant to Rule 144 of the Rules and Regulations promulgated under the Securities Act of 1933 in a manner or amount that violated any of the provisions of Rule 144.

(e) Absence of Certain Changes. Since March 31, 2007, there has been no material adverse change and no material adverse development in the business, properties, operations, financial condition, or results of operations of the Company.

(f) Full Disclosure. There is no fact known to the Payee (other than general economic conditions known to the public generally) or as disclosed in the documents referred to in Section 2(c), that has not been disclosed in writing to the Company that (i) would reasonably be expected to have a material adverse effect on the business or financial condition of the Company or (ii) would reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations pursuant to this Agreement.

3. GOVERNING LAW: MISCELLANEOUS. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Nevada. The parties hereto agree that any action arising under or relating to this Agreement shall lie within the exclusive jurisdiction of the state and federal courts located in Clark County of the State of Nevada. Payee agrees not to commence any action arising under or relating to this agreement in any other jurisdiction. A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement. This Agreement contains the entire agreement of the parties with respect to the subject matter hereto, superceding all prior agreements, understandings or discussions.

4. NOTICES. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given, (i) on the date delivered, (a) by personal delivery, or (b) if advance copy is given by fax, (ii) seven business days after deposit in the United States Postal Service by regular or certified mail, or (iii) three business days mailing by international express courier, with postage and fees prepaid, addressed to each of the other parties thereunto entitled at the following addresses, or at such other addresses as a party may designate by ten days advance written notice to each of the other parties hereto.

COMPANY:	PSPP HOLDINGS, INC.
3435 Ocean Park Blvd., Suite 107
Santa Monica, CA 90405
Attention: Larry Wilcox
Telecopier No.: (____) _________

PAYEE::	KYLE GOTSHALK

Telecopier No.:

5. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

IN WITNESS WHEREOF, the Company and the Payee have caused this Agreement to be executed on the date as first written above.

PSPP HOLDINGS, INC.		KYLE GOTSHALK

By:
Larry Wilcox
Chairman of the Board

Exhibit A

[INSERT FINAL SECURED PROMISSORY NOTE]